UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2012

Banks.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of Principal Executive Offices, including Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the pending transaction between Banks.com, Inc. (the “Company”) and Remark Media, Inc. (“Remark”), described in this Current Report on Form 8-K, Remark will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of Remark. The Company will mail the definitive proxy statement/prospectus to its shareholders. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PENDING TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company and Remark with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when available) and the other documents filed by the Company and Remark with the SEC may also be obtained for free by accessing the Company’s website at www.banks.com/corp and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings”

PARTICIPANTS IN SOLICITATION

The Company and its respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders of the Company in favor of the pending transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the pending transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on April 29, 2011.

FORWARD LOOKING STATEMENTS

Except for historical matters contained herein, statements made in this document are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include statements about the anticipated benefits of the merger, including financial and operating results and benefits that may be realized from the merger, the Company’s and Remark’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. Such forward-looking statements are inherently uncertain. Accordingly, you should not place any undue reliance on any of the forward-looking statements in this document, which are subject to numerous risks and uncertainties, and you should consider all of such information in light of the various risks identified in this document and in the reports filed by the Company and Remark with the SEC, as well as the other information that the Company and Remark provide with respect to the pending merger.

Investors and others are cautioned that a variety of factors, including the following, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the proposed merger may not be consummated for a number of reasons, including as a result of the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, and the Company and Remark will incur significant fees and expenses regardless of whether the merger is consummated; (ii) the receipt of all required regulatory approvals and the satisfaction of the closing conditions to the proposed merger, including approval of the pending transaction by the shareholders of the Company, the Company’s Board of Directors having received the opinion of its financial advisor that the consideration to be paid in the merger is fair, from a financial point of view, to holders of the Company’s common stock, and Remark’s ability to obtain at least $2.0 million in net proceeds from an equity financing; (iii) Remark’s ability to integrate the operations of the Company and realize the anticipated revenues and synergies in connection with the transaction, including the potential for unanticipated issues, expenses and liabilities associated with the merger and the risk that the Company fails to meet its expected financial and operating targets; (iv) the potential for diversion of management time and resources in seeking to complete the merger and integrate the operations of the Company; (v) the potential failure to retain key employees of the Company; and (vi) the potential for dilution to Remark’s shareholders as a result of the transaction. The Company and Remark are also subject to the risks and uncertainties described in their respective filings with the SEC, including the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, and Remark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011. The Company and Remark disclaim any obligation to update and revise statements contained in this document based on new information or otherwise.

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Remark Media, Inc. and Remark Florida, Inc., a Florida corporation and a wholly owned subsidiary of Remark (the “Merger Sub”), providing for the merger of the Company with Merger Sub. Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the boards of directors of the respective parties, the Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Remark.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, all outstanding shares of the Company’s common stock and a warrant to purchase 2,083,333 shares of the Company’s common stock will be automatically converted into the right to receive shares of Remark’s common stock. In addition, a convertible promissory note (held by Kimberly & Daniel O’Donnell) will be cancelled, exchanged for and converted into a new promissory note that is not convertible. Finally, the Company’s Series C Preferred Stock and the accrued and unpaid dividends thereon will be automatically converted into the right to receive shares of Remark common stock and cash in the aggregate amount of Three Hundred Thousand Dollars ($300,000.00). The maximum aggregate number of shares of Remark common stock issuable as a result of the Merger shall be 702,784, subject to adjustment based on the Company’s net working capital as of the closing of the Merger. Each share of the Remark common stock outstanding immediately prior to the effective time will remain outstanding and will not be affected by the Merger.

The consummation of the Merger is subject to certain conditions, including: the approval of the Merger Agreement by the Company’s shareholders; the Company’s net working capital (as of the last calendar day of the month end preceding the closing or, if closing occurs on the last calendar day of the month, on the closing date and estimated 3 business days prior to the closing of the Merger), shall not be less than negative $570,000; if any of the Company’s shareholders indicate that they will assert appraisal rights, such shareholders own less than 5% of all of the Company’s issued and outstanding common stock; Remark’s receipt, through the closing of equity financing, of at least $2.0 million of net cash proceeds; Remark’s filing of an application for the shares of Remark common stock (issued as merger consideration to the Company’s shareholders) to be listed on the NASDAQ Capital Market; the absence of any injunction or order of any court, arbitrator, mediator, tribunal, administrative agency, or other governmental authority that prohibits, restrains, or makes illegal the completion of the Merger; the receipt of all regulatory consents required to complete the Merger and the expiration of all waiting periods required by law; and the effectiveness of Remark’s registration statement on Form S-4 registering the shares of Remark common stock to be issued to the Company’s shareholders in the Merger.

The Merger Agreement contains customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants, including covenants providing for each of the parties to use reasonable best efforts to cause the transactions to be consummated. The Merger Agreement also contains covenants requiring the Company to call and hold a shareholder meeting and recommend adoption of the Merger Agreement, subject to applicable fiduciary duties. The Merger Agreement also requires the Company to, among other things, conduct its business in all material respects in the ordinary course consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger. The Company is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative acquisition proposals, subject to a “fiduciary duty” exception in certain circumstances.

Should the Merger Agreement be terminated, neither party will be required to pay the other party a termination fee or reimburse the other party for its expenses.

In connection with the Merger Agreement, holders of a majority of the voting rights of the Company’s capital stock, including the common stock and Series C Preferred Stock, voting together as a single class, have entered into Stockholders’ Support Agreements pursuant to which they agree to vote their shares of the Company in favor of the Merger at the special meeting of the Company’s shareholders. The Stockholders’ Support Agreements will terminate on the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms or (ii) the effective time of the Merger.

In connection with the Merger Agreement and as a condition to the closing of the Merger, Mr. O’Donnell will enter into an employment agreement with Remark. All of the shares of the Company’s Series C Preferred Stock are held by Mr. O’Donnell and his affiliates, as is the aforementioned warrant to purchase 2,083,333 shares of the Company’s common stock and the convertible promissory note.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company, Remark or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the applicable agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms thereof, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Remark, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banks.com, Inc.

Date: February 28, 2012	By:	/s/ Daniel O’ Donnell
	Name:	Daniel O’ Donnell
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of February 26, 2012, by and among Banks.com, Inc., Remark Media, Inc., and Remark Florida, Inc.*

*	Schedules to the Agreement and Plan of Merger, dated as of February, 2012, by and among by and among Banks.com, Inc., Remark Media, Inc., and Remark Florida, Inc. have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules to the Securities and Exchange Commission upon request.

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